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                                                                    Exhibit 21.1

Subsidiaries of Frontline Communications Corporation

Name                                        Ownership               Jurisdiction

iShop Networks, Inc.                        wholly-owned              Delaware

WOW Factor, Inc.                            wholly-owned              New Jersey

CLEC Communications Corporation             wholly-owned              Delaware

Web Prime, Inc.                             wholly-owned              New York

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